Exhibit 99.1

THE MARCUS CORPORATION REPORTS FIRST QUARTER FISCAL 2023 RESULTS
Revenue Growth In Both Divisions; Theatres Division Drives Strong Overall Results Improvement
Milwaukee, May 4, 2023 … The Marcus Corporation (NYSE: MCS) today reported results for the first quarter fiscal 2023 ended March 30, 2023.

“Our reported first quarter fiscal 2023 results marked a significant improvement over the same period last year, with increased revenues from both divisions contributing to our performance,” said Gregory S. Marcus, president and chief executive officer of The Marcus Corporation. “Marcus Theatres’ strong results were bolstered by a meaningful increase in the number of exclusively theatrical wide release films during the quarter, while “Avatar: The Way of Water” continued its impressive run. As anticipated, travel was seasonally slower over the winter months, but Marcus Hotels & Resorts is well prepared for the coming busy spring and summer travel season. We are highly optimistic about the many opportunities ahead and are confident our movie theatres, hotels, resorts and restaurants are well positioned to capture strengthening seasonal demand in both businesses.”
First Quarter Fiscal 2023 Highlights
•Total revenues for the first quarter of fiscal 2023 were $152.3 million, a 15.1% increase from total revenues of $132.2 million for the first quarter of fiscal 2022.
•Operating loss was $9.0 million for the first quarter of fiscal 2023, compared to operating loss of $16.8 million for the prior year quarter.
•Net loss attributable to The Marcus Corporation was $9.5 million for the first quarter of fiscal 2023, compared to net loss attributable to The Marcus Corporation of $14.9 million for the same period in fiscal 2022.
•Net loss per diluted common share attributable to The Marcus Corporation was $0.31 for the first quarter of fiscal 2023, compared to net loss per diluted common share attributable to The Marcus Corporation of $0.48 for the first quarter of fiscal 2022.
•Adjusted EBITDA was $9.5 million for the first quarter of fiscal 2023, a 182.2% increase compared to Adjusted EBITDA of $3.4 million for the prior year quarter.

Marcus Theatres®

With an increasing number of new high quality, wide release films introduced during the quarter, along with the continued success of “Avatar: The Way of Water,” same store attendance increased 13.9% over the prior year quarter. Average ticket price increased 8.8% with strong demand for 3D film showings and ticket price optimization, and average concession revenues grew 5.0%. As a result, Marcus Theatres reported revenue of $96.4 million for the first quarter of fiscal 2023, a 21.2% increase compared to the prior year quarter. Marcus Theatres operating income was $1.5 million and Adjusted EBITDA was $13.8 million during the first quarter of fiscal 2023, both representing substantial increases compared to the prior year.

“The first quarter of fiscal 2023 saw a larger slate of exciting films that outperformed expectations,” said Mark A. Gramz, president of Marcus Theatres. “Attendance in the first quarter of fiscal 2023 was driven not only by several blockbusters, but also by multiple small to mid-sized films that appealed to diverse audiences, like ‘M3GAN,’ ‘A Man Called Otto,’ and ‘Cocaine Bear.’ We are pleased with the growing pace and quality of releases and join the chorus of voices who understand the importance of an exclusive theatrical release to the success of new films. As we look ahead, we are well prepared to capitalize on the upcoming spring and summer season thanks to the incredible sound, premium large format screens and recliner seating in our theatres, enticing food and beverage offerings, and consumer friendly technology that makes the irreplaceable movie-going experience even more enjoyable.”

Marcus Theatres’ top five highest-performing films in the first quarter of fiscal 2023 were “Avatar: The Way of Water,” “Ant-Man and the Wasp: Quantumania,” “Creed III,” “Puss in Boots: The Last Wish,” and “M3GAN.” Each of these films debuted with an exclusive theatrical window. Gramz noted that several films have performed well in the early part of the second quarter of fiscal 2023, including “Creed III,” “Scream VI,” “Air,” “John Wick: Chapter 4,” “Dungeons & Dragons: Honor Among Thieves,” “Evil Dead Rise,” and the incredibly popular “The Super Mario Bros. Movie.”

At the end of the first quarter of fiscal 2023, Marcus Theatres introduced its new Value Tuesday promotion across the circuit featuring $6 admission for members of the free Magical Movie Rewards (MMR) loyalty program, $7 admission for non-MMR members, and a 20% discount on all concessions, food and non-alcoholic beverages for MMR members. Today, the MMR loyalty program includes 5.3 million members.

Marcus® Hotels & Resorts

Revenue per available room (RevPAR) increased at all company-owned properties during the first quarter of fiscal 2023 compared to the same period the year prior. Revenues before cost reimbursements also increased during the first quarter of fiscal 2023 compared to the prior year period, but operating income was negatively impacted by the sale of the Skirvin Hilton in the prior quarter and due to increased staffing levels compared to the first quarter of last year, when labor shortages limited staffing at the hotels. The improved staffing levels in the first quarter of fiscal 2023 have resulted in significant increases in guest satisfaction scores compared to the prior year.

“The first quarter is traditionally our weakest quarter given the slower winter travel season in our Midwest markets. In addition, low snowfall totals impacted the normally popular ski season at the Grand Geneva Resort & Spa, contributing to lower-than-expected revenues,” said Michael R. Evans, president of Marcus Hotels & Resorts. “While we cannot control the weather, we remain focused on driving operational excellence in all facets of our business, as well as strategically managing our portfolio and seeking growth opportunities. Our division and our properties are well positioned to continue our historically strong performance thanks to our strong team and enviable market positions.”

Despite some softness in weekday leisure travel and slow growth in business travel, during the first quarter of fiscal 2023 occupancy increased for the overall owned hotel portfolio and average daily rate increased at all owned hotels compared to the prior year. Group travel continues to grow, especially mid-week, and group booking pace for fiscal 2023 is running ahead of the same period last year. Weekend business also continues to be strong.

Marcus Hotels & Resorts announced the anticipated completion of the renovation and redesign of Grand Geneva’s 358 guest rooms by the end of May 2023, the third investment in a series of recent extensive renovations for the 1,300-acre resort.
Balance Sheet and Liquidity

The Marcus Corporation’s financial position remains strong with $222.8 million in cash and revolving credit availability at the end of the first quarter of fiscal 2023.

Conference Call and Webcast

The Marcus Corporation management will hold a conference call today, Thursday, May 4, 2023, at 10:00 a.m. Central/11:00 a.m. Eastern time. Interested parties may listen to the call live on the internet through the investor relations section of the company's website: www.marcuscorp.com, or by dialing 1-404-975-4839 and entering the passcode 173862. Listeners should dial in to the call at least 5-10 minutes prior to the start of the call or should go to the website at least 15 minutes prior to the call to download and install any necessary audio software.

A telephone replay of the conference call will be available through Thursday, May 11, 2023, by dialing 1-866-813-9403 and entering passcode 162378. The webcast will be archived on the company’s website until its next earnings release

For additional information, contact:
Chad Paris
(414) 905-1036
investors@marcuscorp.com
Non-GAAP Financial Measure

Adjusted EBITDA has been presented in this press release as a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. The company defines Adjusted EBITDA as net earnings (loss) attributable to The Marcus Corporation before investment income or loss, interest expense, other expense, gain or loss on disposition of property, equipment and other assets, equity earnings or losses from unconsolidated joint ventures, net earnings or losses attributable to noncontrolling interests, income taxes and depreciation and amortization, adjusted to eliminate the impact of certain items that the company does not consider indicative of its core operating performance. A reconciliation of this measure to the equivalent measure under GAAP, along with reconciliations of this measure for each of our operating segments, are set forth in the attached table.

Adjusted EBITDA is a key measure used by management and the company’s board of directors to assess the company’s financial performance and enterprise value. The company believes that Adjusted EBITDA is a useful measure, as it eliminates certain expenses and gains that are not indicative of the company’s core operating performance and facilitates a comparison of the company’s core operating performance on a consistent basis from period to period. The company also uses Adjusted EBITDA as a basis to determine certain annual cash bonuses and long-term incentive awards, to supplement GAAP measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions, and to compare its performance against that of other peer companies using similar measures. Adjusted EBITDA is also used by analysts, investors and other interested parties as a performance measure to evaluate industry competitors.

Adjusted EBITDA is a non-GAAP measure of the company’s financial performance and should not be considered as an alternative to net earnings (loss) as a measure of financial performance, or any other performance measure derived in accordance with GAAP and it should not be construed as an inference that the company’s future results will be unaffected by unusual or non-recurring items. Additionally, Adjusted EBITDA is not intended to be a measure of liquidity or free cash flow for management’s discretionary use. In addition, this non-GAAP measure excludes certain non-recurring and other charges and has its limitations as an analytical tool. You should not consider Adjusted EBITDA in isolation or as a substitute for analysis of the company’s results as reported under GAAP. In evaluating Adjusted EBITDA, you should be aware that in the future the company will incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine Adjusted EBITDA, such as acquisition expenses, preopening expenses, accelerated depreciation, impairment charges and other adjustments. The company’s presentation of Adjusted EBITDA should not be construed to imply that the company’s future results will be unaffected by any such adjustments. Definitions and calculations of Adjusted EBITDA differ among companies in our industries, and therefore Adjusted EBITDA disclosed by the company may not be comparable to the measures disclosed by other companies.

About The Marcus Corporation
Headquartered in Milwaukee, The Marcus Corporation is a leader in the lodging and entertainment industries, with significant company-owned real estate assets. The Marcus Corporation’s theatre division, Marcus Theatres®, is the fourth largest theatre circuit in the U.S. and currently owns or operates 1,036 screens at 83 locations in 17 states under the Marcus Theatres, Movie Tavern® by Marcus and BistroPlex® brands. The company’s lodging division, Marcus® Hotels & Resorts, owns and/or manages 16 hotels, resorts and other properties in eight states.  For more information, please visit the company’s website at www.marcuscorp.com.

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements include words such as we “believe,” “anticipate,” “expect” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which may cause results to differ materially from those expected, including, but not limited to, the following: (1) the adverse effects the COVID-19 pandemic, or future pandemics, may have on our theatre and hotels and resorts businesses, results of operations, liquidity, cash flows, financial condition, access to credit markets and ability to service our existing and future indebtedness; (2) the availability, in terms of both quantity and audience appeal, of motion pictures for our theatre division (particularly following the COVID-19 pandemic, during which the release dates for certain motion pictures have been postponed); (3) the effects of theatre industry dynamics such as the maintenance of a suitable window between the date such motion pictures are released in theatres and the date they are released to other distribution channels; (4) the effects of adverse economic conditions in our markets; (5) the effects of adverse economic conditions on our ability to obtain financing on reasonable and acceptable terms, if at all; (6) the effects on our occupancy and room rates caused by the relative industry supply of available rooms at comparable lodging facilities in our markets; (7) the effects of competitive conditions in our markets; (8) our ability to achieve expected benefits and performance from our strategic initiatives and acquisitions; (9) the effects of increasing depreciation expenses, reduced operating profits during major property renovations, impairment losses, and preopening and start-up costs due to the capital intensive nature of our business; (10) the effects of changes in the availability of and cost of labor and other supplies essential to the operation of our business; (11) the effects of weather conditions, particularly during the winter in the Midwest and in our other markets; (12) our ability to identify properties to acquire, develop and/or manage and the continuing availability of funds for such development; (13) the adverse impact on business and consumer spending on travel, leisure and entertainment resulting from terrorist attacks in the United States, other incidents of violence in public venues such as hotels and movie theatres or epidemics; and (14) a disruption in our business and reputational and economic risks associated with civil securities claims brought by shareholders. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Our forward-looking statements are based upon our assumptions, which are based upon currently available information. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

THE MARCUS CORPORATION
Consolidated Statements of Earnings (Loss)
(Unaudited)
(in thousands, except per share data)

	13 Weeks Ended
	March 30, 2023	March 31, 2022
Revenues:
Theatre admissions	$47,635	$38,417
Rooms	17,857	17,430
Theatre concessions	42,375	35,464
Food and beverage	15,193	14,511
Other revenues	19,688	18,807
	142,748	124,629
Cost reimbursements	9,528	7,613
Total revenues	152,276	132,242

Costs and expenses:
Theatre operations	51,069	44,428
Rooms	9,278	8,203
Theatre concessions	15,730	15,193
Food and beverage	13,568	12,140
Advertising and marketing	5,065	4,481
Administrative	19,851	19,081
Depreciation and amortization	15,876	17,231
Rent	6,493	6,250
Property taxes	4,757	4,745
Other operating expenses	10,049	9,674
Reimbursed costs	9,528	7,613
Total costs and expenses	161,264	149,039

Operating loss	(8,988)	(16,797)

Other income (expense):
Investment income (loss)	260	(268)
Interest expense	(3,008)	(4,092)
Other income (expense)	(401)	(153)
Equity losses from unconsolidated joint ventures	(171)	(141)
	(3,320)	(4,654)

Loss before income taxes	(12,308)	(21,451)
Income tax benefit	(2,842)	(6,549)
Net loss	(9,466)	(14,902)
Net earnings (loss) attributable to noncontrolling interests	—	—
Net loss attributable to The Marcus Corporation	$(9,466)	$(14,902)

Net loss per common share attributable to
The Marcus Corporation - diluted	$(0.31)	$(0.48)

Weighted average shares outstanding - diluted	31,572	31,445

THE MARCUS CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 30, 2023	December 29, 2022

Assets:

Cash and cash equivalents	$10,051	$21,704
Restricted cash	2,765	2,802
Accounts receivable	19,580	21,455
Assets held for sale	458	460
Other current assets	20,001	17,474
Property and equipment, net	707,903	715,765
Operating lease right-of-use assets	191,125	194,965
Other assets	89,805	89,973

Total Assets	$1,041,688	$1,064,598

Liabilities and Shareholders' Equity:

Accounts payable	$29,110	$32,187
Taxes other than income taxes	16,283	17,948
Other current liabilities	67,384	78,787
Current portion of finance lease obligations	2,509	2,488
Current portion of operating lease obligations	14,522	14,553
Current maturities of long-term debt	10,339	10,432
Finance lease obligations	14,437	15,014
Operating lease obligations	191,187	195,281
Long-term debt	178,918	170,005
Deferred income taxes	23,399	26,567
Other long-term obligations	45,193	44,415
Equity	448,407	456,921

Total Liabilities and Shareholders' Equity	$1,041,688	$1,064,598

THE MARCUS CORPORATION
Business Segment Information
(Unaudited)
(In thousands)

	Theatres	Hotels/ Resorts	Corporate Items	Total
13 Weeks Ended March 30, 2023
Revenues	$96,376	$55,811	$89	$152,276
Operating income (loss)	1,519	(5,032)	(5,475)	(8,988)
Depreciation and amortization	11,488	4,301	87	15,876
Adjusted EBITDA	13,803	(410)	(3,935)	9,458

13 Weeks Ended March 31, 2022
Revenues	$79,491	$52,657	$94	$132,242
Operating loss	(8,020)	(2,974)	(5,803)	(16,797)
Depreciation and amortization	12,191	4,950	90	17,231
Adjusted EBITDA	4,779	2,384	(3,812)	3,351
Corporate items include amounts not allocable to the business segments. Corporate revenues consist principally of rent and the corporate operating loss includes general corporate expenses. Corporate information technology costs and accounting shared services costs are allocated to the business segments based upon several factors, including actual usage and segment revenues.
Supplemental Data
(Unaudited)
(In thousands)

	13 Weeks Ended
Consolidated	March 30, 2023	March 31, 2022
Net cash flow provided by (used in) operating activities	$(7,734)	$6,471
Net cash flow provided by (used in) investing activities	(9,531)	(3,103)
Net cash flow provided by (used in) financing activities	5,575	(3,169)
Capital expenditures	(8,921)	(6,562)

THE MARCUS CORPORATION
Reconciliation of Net earnings (loss) to Adjusted EBITDA
(Unaudited)
(In thousands)

	13 Weeks Ended
	March 30, 2023	March 31, 2022
Net loss attributable to The Marcus Corporation	$(9,466)	$(14,902)
Add (deduct):
Investment (income) loss	(260)	268
Interest expense	3,008	4,092
Other expense (income)	401	577
(Gain) loss on disposition of property, equipment and other assets	398	(424)
Equity losses from unconsolidated joint ventures	171	141
Income tax benefit	(2,842)	(6,549)
Depreciation and amortization	15,876	17,231
Share-based compensation (a)	2,172	2,917
Adjusted EBITDA	$9,458	$3,351

Reconciliation of Operating income (loss) to Adjusted EBITDA by Reportable Segment
(Unaudited)
(In thousands)

	13 Weeks Ended March 30, 2023
	Theatres	Hotels & Resorts	Corp. Items	Total
Operating income (loss)	$1,519	$(5,032)	$(5,475)	$(8,988)
Depreciation and amortization	11,488	4,301	87	15,876
Loss (gain) on disposition of property, equipment and other assets	323	75	—	398
Share-based compensation (a)	473	246	1,453	2,172
Adjusted EBITDA	$13,803	$(410)	$(3,935)	$9,458

	13 Weeks Ended March 31, 2022
	Theatres	Hotels & Resorts	Corp. Items	Total
Operating loss	$(8,020)	$(2,974)	$(5,803)	$(16,797)
Depreciation and amortization	12,191	4,950	90	17,231
Share-based compensation (a)	608	408	1,901	2,917
Adjusted EBITDA	$4,779	$2,384	$(3,812)	$3,351
(a)Non-cash charges related to share-based compensation programs.